UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 9, 2009

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On February 9, 2009, the Human Resources Committee of the Registrant approved an amendment to the 2001 Restatement of The Harrah’s Entertainment, Inc. Savings and Retirement Plan. The amendment provides for the suspension of Registrant matching contributions for all participating employees, where allowed by law or not in violation of an existing agreement. A copy of the Twelfth Amendment to the 2001 Restatement of the Harrah’s Entertainment, Inc. Savings and Retirement Plan is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Additionally, effective February 9, 2009, the Registrant approved an amendment to the Amendment and Restatement of Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II. The amendment provides for the suspension of Registrant matching contributions for all participating employees. A copy of the First Amendment to the Amendment and Restatement of Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II is filed hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 9 and 10, 2009, Harrah’s Operating Company, Inc., a wholly-owned subsidiary of the Registrant (“HOC”), submitted borrowing requests for $740 million, the remaining amount available (other than amounts intended for use for letters of credit), under its $2.0 billion senior secured revolving credit facility. The senior secured revolving credit facility was established pursuant to HOC’s Credit Agreement dated as of January 28, 2008. HOC submitted the borrowing requests in light of the continuing uncertainty in the credit market and general economic conditions. The funds will be used for general corporate purposes, including capital expenditures.

The Credit Agreement is described under Item 1.01 in the Registrant’s Current Report on Form 8-K filed on February 1, 2008 which description is incorporated by reference herein. Such description is also qualified by reference to the full text of the Credit Agreement, which was filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K/A filed on February 7, 2008.

Item 8.01	Other Events.

The Registrant will defer the completion of approximately 660 rooms in the Octavius Tower expansion at Caesars Palace in Las Vegas as a result of current economic conditions impacting the Las Vegas tourism sector. Other aspects of the project will proceed as planned, including the mid-summer 2009 opening of an additional 110,000 square feet of meeting and convention space, three 10,000 square foot villas and an expanded pool and garden area. The estimated total capital expenditures for the project, excluding the costs to complete the deferred rooms, are now expected to be approximately $681 million.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

10.1	Twelfth Amendment to 2001 Restatement of The Harrah’s Entertainment, Inc. Savings and Retirement Plan, effective as of February 9, 2009.

10.2	First Amendment to the Amendment and Restatement of Harrah’s Entertainment, Inc. Amendment and Restatement of Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II, effective as of February 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: February 13, 2009	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Vice President, Associate General Counsel and Corporate Secretary